UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 3, 2007

GSC ACQUISITION COMPANY
(Exact name of registrant as specified in charter)

DELAWARE	001-33553	20-5779392
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Campus Drive, Suite 220 Florham Park, NJ
(Address of principal executive offices)

Registrant’s telephone number, including area code: (973) 437-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

(a) In connection with Mr. Mueller’s resignation as described below, the letter agreement dated June 25, 2007 between Mr. Mueller and GSC Acquisition Company (the “Company”) was terminated on October 3, 2007.  The form of letter agreement between Mr. Mueller and the Company was filed as Exhibit 10.2 to the Company’s registration statement on Form S-1 (File No. 333-138832).

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Director

Mr. Edward A. Mueller has resigned from the Board of Directors of GSC Acquisition Company (the “Company”), effective as of October 3, 2007.  Mr. Mueller had served as the Chairman of the Audit Committee of the Board of Directors of the Company.  Mr. Mueller stated that his resignation was for personal reasons and not due to any disagreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSC Acquisition Company

Date:	October 3, 2007	By:	/s/ Matthew C. Kaufman
			Name:	Matthew C. Kaufman
			Title:	Secretary and President